Exhibit 10.8

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FLUIDIGM CORPORATION

SUPPLY AGREEMENT
 (Consumables)
This Supply Agreement (the “Agreement”) is effective as of the 17th day of March, 2014 (the “Effective Date”) by and between Fluidigm Corporation, a Delaware corporation with its principal place of business at 7000 Shoreline Court, Suite 100, South San Francisco, California 94080 (“Fluidigm”) and OpGen, Inc., a Maryland corporation with its principal place of business at 708 Quince Orchard Rd, Gaithersburg, MD (“Buyer”).  Buyer and Fluidigm are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
Background
A.	Fluidigm manufactures, markets and sells certain chip, reagent, and other consumable products listed in Exhibit A; and
B.	Buyer wishes to purchase from Fluidigm, and Fluidigm wishes to sell to Buyer, such products for Buyer’s internal use, all pursuant to the terms and conditions of this Agreement.
Now, Therefore, for good and valuable consideration, the Parties hereby agree as follows:
Agreement
1.            Definitions
1.1.            “Affiliate” means, for an entity (“Entity”), any other entity that is Controlled by, Controls, or is under common Control of, that Entity, but only so long as such Control exists, where “Control” (including “Controlled” and other forms) of an entity means (i) beneficial ownership (whether direct, or indirect through Controlled entities or other means) of more than fifty percent (50%) of the outstanding voting securities of that entity; or (ii) having the contractual power (directly or indirectly) presently to designate more than fifty percent (50%) of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions.  (By way of example only, an entity has indirect Control of a Controlled subsidiary of its Controlled subsidiary.)
1.2.            “Products” means the consumables products listed in Exhibit A.
2.            Product Ordering and Purchases.
2.1.            Forecast and Orders.  All orders for Products submitted by Buyer shall be initiated by written purchase orders sent to Fluidigm requesting a delivery date during the term of this Agreement.  To facilitate Fluidigm’s production scheduling, Buyer shall submit purchase orders for Products to Fluidigm in accordance with Fluidigm’s then current lead time for that Product.  No order shall be binding upon Fluidigm until accepted by Fluidigm in writing, and Fluidigm shall have no liability to Buyer with respect to purchase orders that are not accepted.  Fluidigm shall notify Buyer of the acceptance or rejection of an order and of the assigned ship date for accepted orders within ten (10) days of receipt of the purchase order.  No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.2.            Prices and Payment.  Product prices are set forth in Exhibit A (Quotation #Q‑04985 rev1.  Fluidigm will invoice Buyer at the time of shipment of each Product.  Buyer shall make payment in full within thirty (30) days of the date of the invoice.
2.3.            Terms of Sale.  The “Fluidigm Sales Terms and Conditions” (OpGen Ts&CsDec2013) attached hereto as Exhibit B shall apply to the purchase and sale of Products under this Agreement.  In the event of any conflict between the body of this Agreement and Exhibit B, the body of this Agreement shall govern.  All sales are for Buyer’s internal use and not for resale to any other person or entity.
2.4.            Safety Stock.  To help ensure that Buyer has an adequate supply of Products, both Buyer and Seller shall, at their own expense, establish and maintain at respective facilities a safety stock of Products, as follows.  Subject only to the time required to replenish its safety stock after a withdrawal or due to a change in the required quantity, both Parties shall maintain a safety stock equal to at least [* * *] of the aggregate total of Products purchased by Buyer from Fluidigm during the preceding three (3) full calendar months.  Both will rotate stock using FIFO (first in, first out) method to ensure proper inventory shelf-life.  Buyer will use its own safety stock when encountering significant delay in order fulfillment by Seller.
3.            Confidential Information
3.1.            General.  Any and all information disclosed or submitted in writing or in other tangible form to one Party by the other Party in connection with this Agreement and identified in writing as confidential at the time of disclosure shall hereinafter be referred to as the “Confidential Information” of the disclosing Party.  Confidential Information may also include oral information disclosed by one Party to the other, and information disclosed visually (e.g., as a result of access to the other Party’s premises or property), provided that such information is designated as confidential at the time of disclosure or access and reduced to a written summary by the disclosing Party, within thirty (30) days after its disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving Party.  Neither Party shall disclose any Confidential Information of the other Party or to any third party.  Neither Party shall use the Confidential Information of the other Party for any purpose other than as required to perform obligations or exercise its rights hereunder.  Each Party may disclose the other Party’s Confidential Information to the receiving Party’s Affiliates requiring access thereto for the purposes of this Agreement, provided, however, that prior to making any such disclosures, each such Affiliate shall be informed of the obligation and agree to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement.  Each Party agrees that this Agreement shall be binding upon its Affiliates and each Party shall take steps reasonably necessary to ensure that its Affiliates shall comply with the terms and conditions of this Agreement.  The foregoing obligations of confidentiality and non-use shall survive until three (3) years after the termination or expiration of this Agreement.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.2.            Exclusions from Nondisclosure Obligation.  The nondisclosure and nonuse obligations in Section 3.1 shall not apply to any Confidential Information to the extent that the receiving Party can establish that the Confidential Information:
3.2.1.            at the time of disclosure is in the public domain;
3.2.2.            alter disclosure, becomes part of the public domain by publication or otherwise, except by breach of this Agreement by the receiving Party;
3.2.3.            was in the receiving Party’s possession or was known by the receiving Party, in each case without confidentiality restriction, at the time of disclosure;
3.2.4.            is received by the receiving Party, without confidentiality restriction, from a third party who has the lawful right to disclose the Confidential Information;
3.2.5.            is independently developed or discovered by or on behalf of the receiving Party without any aid, application or use of or access to the Confidential Information of the other Party; or
3.2.6.            was or is disclosed generally to third parties by the disclosing Party without restrictions similar to those contained in this Agreement.
3.3.            Required Disclosures.  Nothing herein shall prevent a Party from disclosing any Confidential Information of the other Party that is required to be disclosed pursuant to an applicable law or regulation or the valid order of a court of competent jurisdiction, provided that the Party obligated to make such disclosure (a) shall give advance written notice to the other Party, (b) at the other Party’s expense, shall reasonably cooperate in the other Party’s effort to restrict or prevent such disclosure, and (c) shall disclose the Confidential Information solely to the extent required by the law, regulation, or order.
3.4.            Return of Confidential Information.  Promptly after the termination or expiration of this Agreement for any reason, each Party shall return to the other Party all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party, except (i) as reasonably required to exercise any post-termination rights and (ii) one copy may be retained for archival purposes only.  Nothing in this Section 3.4 shall require a Party to remove from electronic files existing manifestations of the other Party’s Confidential Information that cannot be practicably recovered; however obligations of non-disclosure and non-use shall be and remain in effect, surviving termination of this Agreement.
4.            Term and Termination
4.1.            Term.  This Agreement shall continue in full force and effect until twelve (12) months after the Effective Date unless and until terminated as set forth in this Agreement.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2.            Material Breach.  Each Party may terminate this Agreement upon written notice if the other Party (or any of its Affiliates) commits a material breach of this Agreement and does not correct such breach within forty-five (45) days after receiving written notice thereof, provided that the correction period for non-payment shall be ten (10) days instead of forty‑five (45) days.
4.3.            Bankruptcy.  Either Party may terminate this Agreement effective upon written notice to the other Party (i) in the event that the other Party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, or composition for the benefit of creditors, or (ii) in the event of an involuntary such petition or proceeding if that petition or proceeding is not dismissed within sixty (60) days after filing.
4.4.            Survival.  Any payment obligations accruing prior to any termination or expiration of this Agreement for any reason shall survive any such termination or expiration.  In addition, the following sections shall survive and remain in full force and effect after any termination or expiration of this Agreement: Sections 3, 4.4, 5 and 6.  Accepted orders outstanding as of the effective date of termination shall remain in effect and subject to the terms and conditions of this Agreement, provided that the terminating Party under Section 4.2 or 4.3 may, on notice to the other Party on or before ten (10) days after the effective date of termination, terminate any or all of such orders.
5.            Limitation of Liability
IN NO EVENT SHALL FLUIDIGM’S AGGREGATE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS RECEIVED BY FLUIDIGM UNDER THIS AGREEMENT.  IN NO EVENT SHALL FLUIDIGM BE LIABLE FOR ANY COSTS OF SUBSTITUTE PRODUCTS OR SERVICES OR FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES (INCLUDING LOSS OF PROFITS, LOSS OF SALES, LOSS OF REVENUE, LOSS OR WASTE OF MANAGEMENT OR STAFF TIME), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT FLUIDIGM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF OR IN CONNECTION WITH THIS AGREEMENT.  THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
6.            Miscellaneous
6.1.            Waiver; Amendment.  The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.  Further, no changes or modifications or waivers can be made to this Agreement unless evidenced in writing and signed by both Parties.
6.2.            Severability.  If any provision of this Agreement shall be determined to be unenforceable, all other provisions shall remain in full force and effect, the affected provision shall be construed so as to be enforceable to the maximum extent possible, and the Parties shall negotiate and substitute a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such unenforceable provision.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.3.            Assignment.  Neither Party shall assign, transfer, subdivide or otherwise deal with any obligations or benefit under this Agreement without the prior written consent of the other Party, provided that either Party may freely assign this Agreement to a successor to all or substantially all of its relevant assets, whether by sale, merger, or otherwise.  Any attempted assignment in violation of this section shall be null and void.
6.4.            Governing Law; Arbitration.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any conflicts of laws provisions.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.  All disputes arising out of this Agreement shall be finally resolved by arbitration in accordance with the arbitration procedure set forth in Exhibit B.
6.5.            Force Majeure.  Neither Party shall be liable for any failure to perform any term or condition of this Agreement to the extent performance has been delayed, hindered or prevented by fire, earthquake, flood, compliance with requirements of any governmental authority, or by any other circumstances beyond its reasonable control.
6.6.            Notices.  Except as otherwise set forth in this Agreement, any notice required or permitted under this Agreement or required by law must be in writing and must be (i) delivered in person, (ii) sent by registered or certified mail, (iii) sent by overnight air courier, (iv) sent by email, or (v) sent by facsimile, in each case properly posted and fully prepaid to the appropriate address set forth in the table below.

If to Buyer:	If to Fluidigm:

OpGen, Inc. 708 Quince Orchard Road Gaithersburg, MD 20878 Attention: Telephone: email: Facsimile:	Fluidigm Corporation 7000 Shoreline Court, Suite 100 South San Francisco, California 94080 Attention: General Counsel Telephone: email: Facsimile:

Notices under this section will be considered to have been given at the time of actual personal delivery in person, three (3) calendar days (excluding Saturdays, Sundays and public holidays in the United States) after deposit in the mail as set forth above, one day after delivery to an overnight air courier service, upon transmission if by email, or upon confirmed transmission if by facsimile.  Either Party may change its address or facsimile number for notification purposes by giving the other Party written notice of the new address or facsimile number in accordance with this section.
6.7.            Relationship of Parties.  The relationship between the Parties will be that of independent contractors.  Each Party shall not represent itself as the agent or legal representative of the other Party for any purpose whatsoever, and shall have no right to create or assume any obligation of any kind, express or implied, for or on behalf of the other Party in any way whatsoever.  This Agreement will not create or be deemed to create any agency, partnership or joint venture between the Parties.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.8.            Entire Agreement.  This Agreement, and all exhibits attached hereto, constitutes the entire understanding and contract between the Parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, term sheets, and agreements between the Parties with respect to the subject matter hereof.  The Parties acknowledge and agree that neither of the Parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.  This Agreement shall exclusively govern the ordering, purchase, and supply of the Products, and shall nullify any conflicting, amending, and/or additional terms contained in any purchase orders, invoices, or similar documents, which are hereby rejected and shall be null and void.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates set forth below effective as of the Effective Date.
BUYER		FLUIDIGM CORPORATION
By:	/s/ C. E. Winzer	By:	/s/ Gajus V. Worthington
Name:	C. Eric Winzer	Name:	Gajus V. Worthington
Title:	Chief Financial Officer	Title:	CEO
Date:	March 31, 2014	Date:	31st Mar. 2014

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

Products and Prices
Quotation #Q-04985—rev 1

 See attached

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sales Quotation			Tax ID #

SHIP TO:	Materials Manager OpGen 708 Quince Orchard Rd Gaithersburg, MD 20878
PLEASE REFERENCE QUOTE NUMBER ON PURCHASE ORDER

PHONE: FAX: EMAIL:		QUOTE NO: QUOTE DATE: VALID THROUGH: PAYMENT TERMS: FREIGHT TERMS: CURRENCY: FLUIDIGM CONTACT: CONTACT EMAIL: CONTACT PHONE:	Q-04985 3/20/2014 3/31/2015 N30 FOB Origin, PPD&ADD USD
This quotation corresponds to the Supply Agreement between OpGen, Inc. & Fluidigm Corp.
Quantities below will be scheduled for quarterly shipments of 60 chips.

Note:  Line items 2 & 3 represent alternatives based upon assay chemistry
[* * *]

Items
Item #	Product Name	Product Description	QTY	Unit List Price	Offer Price	Extended Price
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
				Items TOTAL:		[* * *]

CUSTOM ASSAY JOB IDs (if applicable):

Please Note:
Supply agreement requires that both OpGen & Fluidigm (Buyer & Seller) each maintain an additional Safety inventory equal to [* * *] of quarterly projection [* * *] to assure continuous supply.

•	Prices do not include any applicable sales tax, consumption tax, import duties or VAT.
•	Pricing only valid upon receipt of total order.
•	Purchase order may not differ materially from the items listed in this quotation.
•	Optional Items are available at an additional cost.
•	This quotation subject to acceptance of attached Sales Terms and Conditions.
•	Fluidigm, the “F” logo, BioMark, TOPAZ, Dynamic Array, and Digital Array are trademarks or registered trademarks of Fluidigm Corporation in the U.S. and/or other countries.
•	Installation service performed by a Fluidigm representative is recommended.

Please email your order, indicating the quotation number, to salesadmin@fluidigm.com or fax it to Order Administration: 1.650.589.2548. Contact your sales representative with any questions regarding this quotation.

7A

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

Fluidigm Sales Terms and Conditions
FLUIDIGM CORPORATION SALES TERMS AND CONDITIONS for OPGEN, INC.
 Effective December 26, 2013
1.            General. These Fluidigm Corporation (“Fluidigm”) Sales Terms and Conditions, all Addenda attached hereto, if any, and the accompanying Sales Quote, if any (collectively, the “Agreement”) shall exclusively govern Fluidigm’s sale and license of certain integrated fluidic circuits (with or without carriers, collectively known as “CHIPs”), instruments, software and reagents and other products, if any (“Products”) and provision of certain services relating thereto, if any (“Services”), to the purchaser (“Buyer”) - all as described on Fluidigm’s or its representative’s Sales Quote. If Buyer’s order of Products is deemed an offer, Fluidigm’s acceptance is expressly conditional on Buyer’s acceptance of these terms (except non-preprinted quantity, price and payment terms in the Sales Quote); if these terms are deemed an offer by Fluidigm, Buyer’s acceptance is expressly limited to these terms. Any additional or different terms or conditions (preprinted or otherwise) proposed by Buyer shall not become part of this Agreement. If a purchase order or other form containing terms and conditions is used by Buyer, Fluidigm objects to any proposed changes hereto. Fluidigm may substitute or modify Products provided they comply with applicable Fluidigm specifications. All listed prices and specifications are subject to change without notice, except as set forth in Section 2 below. All reorders of Products hereunder are subject to acceptance by Fluidigm.
2.            Price. The price(s) for the Products will be those listed on the accompanying Sales Quote and expire on the date specified on the Sales Quote. If the Sales Quote does not include price(s) for the Products or if such price(s) have expired, the price(s) for the Products shall be their total cost increased by the gross margin percentage of the applicable product class for the previous fiscal year. Except as otherwise stated on the accompanying Sales Quote or agreed in writing between Fluidigm and Buyer:  (i) prices for shipments within the continental U.S. and Canada exclude all insurance, freight, taxes, fees, duties and levies, which shall be payable by Buyer; and (ii) prices for shipments outside the continental U.S. and Canada exclude all overseas (e.g., non-U.S.) insurance, freight, taxes, fees, duties and levies, which shall be payable by Buyer. Without limiting the foregoing, Products shipped within the U.S. and Canada shall otherwise be FOB (California Commercial Code) origin and to all other destinations shall otherwise be CIP (Incoterms 2010) destination chosen solely by Fluidigm, with Buyer being the importer for the Products and responsible for paying the import VAT or similar tax(es) levied outside the U.S., including within Buyer’s country.
3.            Delivery. Products will be packed in Fluidigm’s standard packaging or as Fluidigm otherwise deems suitable. Stated shipping dates are approximate. Fluidigm or its representative may make partial deliveries or delivery in installments, and each installment shall be deemed to be a separate sale. For each installment, Fluidigm may render a separate invoice, which shall be paid without regard to prior or subsequent installments. Fluidigm or its representative will ship via the carrier selected by Fluidigm or its representative to any Buyer address shown on the front of the Sales Quote. If shipment is delayed at Buyer’s request, Buyer will reimburse Fluidigm for all costs of storage, if any.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.            Acceptance. All Products shall be conclusively and irrevocably deemed accepted without qualification by Buyer upon delivery. Buyer, however, will notify Fluidigm or its representative in writing of any nonconformity to Fluidigm’s extant specifications promptly after delivery, describing the nonconformity in detail. By accepting Products, Buyer acknowledges that Products are provided as follows:  For Research Use Only.  Not for use in diagnostic procedures.
5.            Payment. Buyer will be invoiced at the time of shipment of each Product. Except as otherwise agreed by Fluidigm in writing, payment shall be made in full within thirty (30) days of the date of the invoice. Payments for Products are not subject to Buyer’s inspection or acceptance of the Products. Late payments shall incur a charge at the rate of [* * *] per month, or the maximum allowed by law, whichever is less. Further shipment of Products may be declined if Buyer fails to make any payment when due, or if the financial condition of Buyer becomes unsatisfactory to Fluidigm. Payments on sales by Fluidigm shipped outside the U.S. must be made on a clean, irrevocable letter of credit issued by a bank acceptable to Fluidigm, which must be issued within ten (10) days of placement of any order and provide for draws upon presentation of Fluidigm’s invoice and without any other condition upon Fluidigm or the bank upon which such letter is drawn.

6.            Unforeseen Events. Fluidigm shall not be liable for delay or failure in performance of any obligations hereunder if performance is rendered impracticable by the occurrence of any condition beyond Fluidigm’s reasonable control. In the event of any such delay or failure in performance, Fluidigm shall have such additional time within which to perform its obligations hereunder as may reasonably be necessary under the circumstances and Fluidigm shall have the right, to the extent necessary in Fluidigm’s sole judgment, to apportion the Products then available for delivery among its various customers in such manner as Fluidigm may consider appropriate.
7.            Restrictions. Buyer agrees that it will use the Products provided hereunder only in the ordinary course of Buyer’s normal internal research and development activities and will ensure that no other person or entity uses such Products for any other purpose. Except to the extent such restrictions are prohibited by applicable law, Buyer agrees not to:  (i) transfer (including but not limited to resell, donate, or loan) a CHIP or other Products to any third party; or (ii) reverse engineer, adapt or modify any Product. Buyer agrees that it will not export or transfer for re-export in violation of any United States laws or the laws of any other jurisdiction, or to any denied or prohibited person, entity or embargoed country in violation of such laws. In the event of any ambiguity in applying this Section 7, the burden shall be on Buyer to reasonably demonstrate compliance with the terms herein. Except as may be set forth, with respect to standard laboratory tools and equipment ancillary to use of such Product, in the extant applicable Fluidigm protocol for use of a Product, each Product may be used only with other Fluidigm Products. For example and without limitation, Fluidigm CHIPs may not be used with any non-Fluidigm reader, and Fluidigm readers may not be used with any chip other than Fluidigm CHIPs. Fluidigm CHIPs are SINGLE USE ONLY and MAY NOT BE REUSED unless otherwise specifically authorized in writing by Fluidigm. Further restrictions may apply; for details, please see any label license accompanying Products.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.            LIMITED LICENSE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO RIGHT TO COPY, MODIFY, DISTRIBUTE, MAKE DERIVATIVE WORKS OF, PUBLICLY DISPLAY, MAKE, HAVE MADE, OFFER TO SELL, SELL, USE OR IMPORT CHIPS OR ANY OTHER PRODUCT IS CONVEYED OR IMPLIED WITH THE CHIPS, INSTRUMENTS, SOFTWARE, REAGENTS OR ANY OTHER ITEMS PROVIDED HEREUNDER. ALL PRODUCTS (INCLUDING THE CHIPS, INSTRUMENTS, SOFTWARE, AND REAGENTS) DELIVERED HEREUNDER ARE LICENSED TO BUYER FOR RESEARCH USE ONLY IN BUYER’S NORMAL COURSE OF BUSINESS. THIS LIMITED LICENSE PERMITS ONLY THE USE BY BUYER OF THE PARTICULAR PRODUCT(S), IN COMPLIANCE WITH APPLICABLE LAWS AND IN A MANNER NOT VIOLATIVE OF ANY THIRD PARTY RIGHTS, IN ACCORDANCE WITH THE WRITTEN INSTRUCTIONS PROVIDED THEREWITH, THAT BUYER PURCHASES FROM FLUIDIGM OR ITS AUTHORIZED REPRESENTATIVE. EXCEPT AS SPECIFIED IN FLUIDIGM PROTOCOLS, THE PURCHASE OF ANY PRODUCT(S) DOES NOT BY ITSELF CONVEY OR IMPLY THE RIGHT TO USE SUCH PRODUCT(S) IN COMBINATION WITH ANY OTHER PRODUCT(S). IN PARTICULAR, (i) NO RIGHT TO MAKE, HAVE MADE OR DISTRIBUTE OTHER INSTRUMENTS AND SOFTWARE IS CONVEYED OR IMPLIED BY THE PURCHASE OR USE OF THE CHIPS, (ii) NO RIGHT TO MAKE, HAVE MADE, IMPORT, DISTRIBUTE, OR USE CHIPS IS CONVEYED OR IMPLIED BY THE PURCHASE OR USE OF INSTRUMENTS OR SOFTWARE, AND (iii) EXCEPT IN ACCORDANCE WITH FLUIDIGM PROTOCOLS, NO RIGHT TO USE CHIPS IN COMBINATION WITH INSTRUMENTS OR SOFTWARE IS CONVEYED UNLESS ALL COMPONENT PARTS HAVE BEEN PURCHASED FROM FLUIDIGM OR ITS AUTHORIZED REPRESENTATIVE. FURTHERMORE, CHIPS DELIVERED HEREUNDER ARE LICENSED FOR ONE (1) TIME USE ONLY AND MAY NOT BE REUSED UNLESS OTHERWISE SPECIFICALLY AUTHORIZED IN WRITING BY FLUIDIGM. The Products are marketed for research use only and do not have clearance or approval from the U.S. Food and Drug Administration (“FDA”) or other regulatory approval for in vitro diagnostic (“IVD”) use. No license is conveyed or implied for the Buyer to use such Products for IVD use.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.            Limited Warranty. Fluidigm warrants to and only to Buyer for thirteen (13) months from the date of shipping that the software and instruments are free from defects in material and workmanship, and conform to Fluidigm’s published specifications at the time of purchase in all material respects. Service will be provided pursuant to Fluidigm’s standard service terms. Fluidigm’s sole and exclusive liability (and Buyer’s sole and exclusive remedy) under the foregoing warranty shall be for Fluidigm to repair or replace software and instruments or provide Buyer a refund, as solely determined by Fluidigm. Nonconforming instruments will be serviced at Buyer’s facility or, at Fluidigm’s option, Fluidigm’s facility. If service is performed at Fluidigm’s facility, Fluidigm will bear shipping costs. This warranty does not apply to any Product to which any of the following apply, i.e., the warranty for any such Product unit shall be void:  a) failure to provide a suitable storage, use, or operating environment; b) use of non-recommended reagents; c) use of the Products for a purpose or in a manner other than that for which they were designed; d) modifications or repairs done by Buyer; or e) any other abuse, misuse, or neglect of the Products, including without limitation the use of the Product with any item other than Fluidigm chips and Products (except as may be set forth in the extant applicable Fluidigm protocol for use of a Product, with associated standard laboratory tools and equipment ancillary to use of such Product). For example, use of a Fluidigm reader with non-Fluidigm CHIPs voids the warranty for that reader, unless specifically authorized in writing by Fluidigm. This warranty applies only to Buyer and not third parties. Buyer acknowledges that failure to comply with any restriction of use set forth herein will (i) constitute a breach of these Terms and Conditions, (ii) invalidate any warranty provided herein and any applicable service agreement, and (iii) may constitute a violation or infringement of Fluidigm’s and/or a third party’s intellectual property rights. TO THE EXTENT PERMITTED BY APPLICABLE LAW, FLUIDIGM, ITS SUPPLIERS AND ITS REPRESENTATIVES DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS AND SERVICES, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.
10.            Liability Limitation. EXCEPT TO THE EXTENT (i) CAUSED BY FLUIDIGM’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) REQUIRED BY APPLICABLE LAW, FLUIDIGM AND ITS REPRESENTATIVES SHALL HAVE NO LIABILITY FOR (A) ANY LOSS OF USE, PROFITS, REVENUE, GOODWILL, BUSINESS, OR OTHER FINANCIAL LOSS, (B) COSTS OF SUBSTITUTE GOODS OR SERVICES, OR (C) ANY LOST PROFITS, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES OF ANY KIND, HOWEVER CAUSED AND REGARDLESS OF FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF FLUIDIGM OR ITS REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, FLUIDIGM’S LIABILITY SHALL NOT EXCEED THE AMOUNT PAID BY BUYER TO FLUIDIGM IN THE PRIOR TWELVE (12) MONTHS. BUYER UNDERSTANDS THAT THE RISKS OF LOSS HEREUNDER ARE REFLECTED IN THE PRICE OF THE PRODUCTS AND THAT THESE TERMS WOULD HAVE BEEN DIFFERENT IF THERE HAD BEEN A DIFFERENT ALLOCATION OF RISK.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.            Intellectual Property. Except to the extent prohibited by applicable law, Fluidigm shall retain all ownership of its intellectual property rights with respect to the Products. Except to the extent prohibited by applicable law, Buyer grants Fluidigm, with the right to sublicense, a non-exclusive, fully paid-up, royalty-free, worldwide, irrevocable, perpetual license to make, have made, use, import, offer to sell or sell any Product Improvement Inventions when used in conjunction with any products sold by or on behalf of Fluidigm. “Product Improvement Inventions” shall mean all inventions conceived or reduced to practice using Products that relate to the (a) use (e.g., protocols; cell culture and analysis methods; and nucleic acid amplification, barcoding, and assays), design, manufacturing, layout and packaging of any Products; (b) interfaces between any Products and other devices, such as optical/detection systems, fluidic systems, material extraction systems, and robotics for use in connection with any Products; or (c) automated analysis techniques (e.g., computers, software, etc.) relating to the extraction of data from any Products and storing/analyzing such data, for example, in a computer file or other storage media. Product Improvement Inventions shall not include data resulting from using Products (i.e., results of assays using Products, provided that “Product Improvement Inventions” shall include all data pertaining to the Products or their development, design, use, or manufacture) or discoveries derived from such data (provided that “Product Improvement Inventions” shall include all discoveries pertaining to the Products or their development, design, use, or manufacture). Training provided by Fluidigm representatives on Products is subject to copyright and other protections under 17 U.S.C. § 101 et seq. and their international equivalents. Buyer agrees not to reproduce training sessions in whole or in part.
12.            Indemnification. Buyer shall indemnify, defend, and hold Fluidigm harmless from and against any and all losses, damages and expenses (including reasonable attorneys’ fees and other costs of defending any action) that Fluidigm may incur as a result of Buyer’s use or resale or other transfer (authorized or unauthorized) of Products or by reason of Buyer’s breach of or failure to perform any of its obligations hereunder. Buyer shall fully cooperate with Fluidigm in any investigation relating to any such claims and, at no charge to Fluidigm, make available to Fluidigm all related statements, reports and tests available to Buyer.

EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.            Arbitration. Fluidigm and Buyer agree that any dispute or controversy arising out of or in connection with this Agreement shall be finally settled by binding arbitration under the extant rules of the International Centre for Dispute Resolution, by one (1) arbitrator appointed in accordance with such rules. For sales originating in Asia, the venue of any such arbitration shall be Singapore; for sales originating in Europe, the venue of any such arbitration shall be Amsterdam, Netherlands; and for sales originating in all other regions, the venue of arbitration shall be San Francisco, California. The arbitration shall be conducted in English, and any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The decision and/or award rendered by the arbitrator shall be written, final and non-appealable, and the parties agree that the decision and/or award of the arbitrator shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims properly before the arbitrator. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties, and each party shall bear the cost of its own attorneys’ and expert fees, provided that the arbitrator may at his or her discretion award to the prevailing party the costs and expenses incurred by the prevailing party in connection with the arbitration proceeding. The decision and/or award of the arbitrator may be entered in any court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement (which may include, without limitation, permanent injunctive relief or orders for specific performance or for equitable relief), and either party may apply to any court of competent jurisdiction for appropriate restraining orders or temporary injunctive relief pending resolution of any arbitration proceeding. For avoidance of doubt, any such equitable remedies shall be cumulative and not exclusive and are in addition to any other remedies which either party may have under this Agreement or applicable law.
14.            Miscellaneous. This Agreement (including any accompanying Sales Quote) constitutes the entire agreement between Buyer and Fluidigm with respect to the subject matter hereof and is the final, complete, and exclusive statement of the terms of the Agreement, superseding all prior written and oral agreements, understandings and undertakings. This Agreement shall exclusively govern the ordering, purchase, and supply of the Products, and shall override any conflicting, amending, and/or additional terms contained in any purchase orders, invoices, or similar documents, which are hereby rejected and shall be null and void. Fluidigm’s failure to object to any such terms shall not constitute a waiver by Fluidigm, nor constitute acceptance by Fluidigm of such terms and conditions. Modifications may be made only in writing and signed by an authorized corporate officer of Fluidigm. The waiver of any term or condition or any breach thereof shall not affect any other term or condition of this Agreement. This Agreement shall be governed by and construed according to the laws of California, without regard to conflict-of-law provisions. Buyer may not assign this Agreement, and any change of control of Buyer shall be deemed to be an assignment. In any legal action commenced to enforce or interpret this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses. Subject to filling any orders that have been accepted by Fluidigm, Fluidigm may terminate this Agreement without cause upon thirty (30) days written notice. Sections 6 through 14 (inclusive) and all attached Addenda, if any, shall survive termination. Time is not of the essence for Fluidigm’s obligations herein. In the event that any provision of this Agreement or portion thereof is found to be illegal or unenforceable, the Agreement shall be construed without the unenforceable provision or portion thereof. Products may be covered by and/or sold under one or more U.S. or other patents licensed from third parties, including without limitation the California Institute of Technology, The Regents of the University of California, and/or The President and Fellows of Harvard College. FLUIDIGM, the “F” logo, and related logos are trademarks or registered trademarks of Fluidigm in the U.S. and/or other countries.
[Revised 26DEC2013AF]

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